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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. of our report dated February 3, 2003, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in this Annual Report (Form 10-K) for the year ended January 3, 2003.

    FORM AND REGISTRATION
       STATEMENT NO.                                 PURPOSE
      --------------                                 -------

    Form S-8 No. 2-93173                  1983 Stock Incentive Plan
    Form S-8 No. 33-13486                 Key Executive Equity Plan
    Form S-8 No. 33-21656                 1988 Employee Stock Purchase Plan
    Form S-8 No. 33-38364                 1989 Employee Stock Incentive Plan
    Form S-8 No. 33-60676                 1993 Director Stock Option Plan
    Form S-8 No. 333-05907                1996 Stock Incentive Plan
    Form S-3 No. 333-09185                8% Senior Notes Due 2003
    Form S-8 No. 333-56815                1998 Mid-level Stock Option Plan
    Form S-8 No. 333-56935                1998 Stock Incentive Plan
    Form S-3 No. 333-42788                Zero-coupon convertible notes due 2020
    Form S-8 No. 333-103270               2001 Stock Incentive Plan


                                           ERNST & YOUNG LLP



Chicago, Illinois
March 17, 2003